Exhibit 10.4

PRE-CONVERSION SECURITIES PURCHASE AGREEMENT

This Pre-Conversion Securities Purchase Agreement is entered into as of the 12th day of June 2023, by and between CarbonMeta Green Building Materials, LLC, a Wyoming limited liability company (“CMGB”), and Michael Barnett (“Purchaser”).

RECITALS

WHEREAS, the current owners of CMGB have determined that CMGB will, first, be converted into a Wyoming corporation and, second, have a significant percentage of its common stock distributed as a dividend to the holders of common stock of CarbonMeta Technologies, Inc. (“COWI”), pursuant to a Registration Statement on Form S-1, all with the objective of GMGB’s becoming a publicly-traded company; and

WHEREAS, CMGB is to pursue the plan of business described in Attachment 1 hereto and made a part hereof; and

WHEREAS, CMGB is in need of working capital with which to initiate its plan of business and to pursue to effectiveness the Registration Statement on Form S-1 and, thereafter, to have its common stock traded in the public markets; and

WHEREAS, CMGB desires to sell to Purchaser, and Purchaser desires to purchase, a pre-conversion right to receive _______ shares of common stock of CMGB (the “Subject Securities”), immediately upon its conversion to a corporation.

NOW, THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

(a) “Agreement” shall mean this Pre-Conversion Securities Purchase Agreement and all attachments and exhibits hereto or amendments hereof.

(b) “CMGB” shall mean CarbonMeta Green Building Materials, LLC, a Wyoming limited liability company

(c) “Knowledge of CMGB” or matters “known to CMGB” shall mean matters actually known to the current members and managers of CMGB, or which reasonably should be or should have been known by them upon reasonable investigation.

(d) “Purchaser” shall mean Michael Barnett, the person acquiring securities of CMGB pursuant to this Agreement.

(e) “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

2. Disclosures. A description of CMGB, including its plan of business, is set forth in Attachment 1, attached hereto and made a part hereof. Purchaser hereby acknowledges that Purchaser has had the opportunity to ask questions of, and receive answers from, the principals of CMGB regarding the disclosures contained in Attachment 1. Further, Purchaser understands and acknowledges that CMGB is a development-stage company and may never earn a profit.

In addition, information with respect to COWI may be found at: COWI SEC Page. CMGB makes no representations as to the accuracy of any information with respect to COWI.

3. Purchase and Sale. CMGB hereby sells to Purchaser and Purchaser hereby buys from CMGB the Subject Securities at a per share price of $____, or an aggregate purchase price of $_______. The Subject Securities shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

4. Purchase Price; Payment. Purchaser shall deliver to CMGB the sum of $______ in payment of the Subject Securities purchased by Purchaser hereunder, as indicated below, which payment shall be delivered as provided in Section 6.

5. Issuance of the Subject Securities. Immediately upon its having been converted to a corporation, CMGB shall cause the Subject Securities purchased and sold hereunder to be issued as provided in Section 6.

6. The Exchange. Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $_____ required to be delivered pursuant to Section 4. Upon receipt of such funds, CMGB shall deliver to Purchaser a statement of rights (the “Statement of Rights”), in the form of Attachment 2 hereto and made a part hereof. Further, and immediately upon its having been converted to a corporation, CMGB shall cause the Subject Securities to be issued, in book-entry form, in the name of Purchaser and, thereupon, to deliver proof of such issuance to Purchaser.

7. Further Agreements.

(a) Going Public. Purchaser understands and agrees that CMGB is to become a publicly-traded company pursuant to a so-called distributive registration, that is, a to-be-determined percentage of CMGB common stock would be distributed as a dividend to the shareholders of COWI. In this regard, CMGB represents and agrees that it shall pursue such objectives with all reasonable diligence and effort.

(b) Purchaser’s Post-Conversion Ownership of CMGB. Immediately after the conversion of CMGB to a corporation, Purchaser will own approximately ___% of the outstanding shares of commons stock of CMGB. Purchaser acknowledges and understands that Purchaser’s ownership percentage of CMGB is subject to future dilution, in the sole discretion of the Board of Directors of CMGB.

8. Representations and Warranties of CMGB. CMGB represents and warrants to Purchaser:

(a) Organization and Corporate Authority. CMGB is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wyoming and is qualified to do business as a foreign entity in all jurisdictions where the ownership of property or maintenance of an office would require qualification. CMGB has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

(b) Subsidiaries. CMGB has no subsidiaries.

(c) Capitalization. CMGB is currently owned 51% by COWI and 49% by Salvum Corporation.

(d) Issuance of the Subject Securities. The Subject Securities, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of CMGB, will be issued in compliance with applicable state and federal laws.

(e)  Financial Condition; Use of Proceeds. CMGB is a development-stage company without current revenues. CMGB requires substantial additional capital with which to implement its complete business plan. There is no assurance that CMGB will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds derived under this Agreement will be utilized to pay auditor expenses, professional and advisory expenses, as well as business start-up expenses.

(f) Undisclosed or Contingent Liabilities. To the best knowledge of CMGB and to its members and managers, CMGB has no material liabilities and, to the best knowledge of the members and managers of CMGB, CMGB has no contingent liabilities.

(g) Litigation. CMGB is not a party to any suit, action, proceeding, investigation or labor dispute pending or currently threatened against it other than administrative matters arising in the ordinary course of business.

(h) Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which CMGB is a party.

(i) Title to Property and Assets. CMGB has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

(j) Franchises and Permits; Taxes and Other Liabilities. To the knowledge of CMGB, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body that are material to or necessary for the conduct of its business. To the knowledge of CMGB, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

(k) Governmental Consents. To the knowledge of CMGB, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of CMGB is required in connection with the valid execution, delivery and performance of this Agreement.

(l) Authorization. All corporate action on the part of CMGB and its members and managers necessary for the authorization, execution and delivery of this Agreement, for the performance of CMGB’s obligations hereunder and for the issuance and delivery of the Statement of Rights and, thereafter, the Subject Securities, has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of CMGB.

(m) Regulatory Compliance. To the knowledge of CMGB, it is in compliance with all applicable environmental regulations relating to its business operations.

9. Representations and Warranties of Purchaser.

(a) Purchaser is under no legal disability with respect to entering into, and performing under, this Agreement.

(b) Purchaser represents and warrants that Purchaser is an “accredited investor,” is financially responsible, able to meet his obligations and acknowledges that this investment will be long term, must be held indefinitely and is by its nature speculative.

(c) Purchaser represents and warrants that Purchaser understands that the Subject Securities have not been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

(d) Purchaser represents and warrants that the Statement of Rights and the Subject Securities are not being purchased with a view to or for the resale or distribution thereof and that he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

(e) Purchaser consents to the placement of the following legend, or a legend similar thereto, on the certificate or other indicia of ownership representing the Statement of Rights and the Subject Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

10. Miscellaneous.

(a) Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable parties as follows:

If to CMGB: 601 108th Avenue Northeast, Suite 1900, Bellevue, Washington 98004

If to Purchaser: 4205 Griffith Place, Smyrna, Tennessee 37167.

(c) Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys’ fees to the prevailing party.

(d) Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Wyoming.

(e) Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

(f) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

(g) Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

CMGB:		PURCHASER:

CARBONMETA GREEN BUILDING MATERIALS, LLC

By:	CARBONMETA TECHNOLOGIES, INC.,	Michael Barnett
	51% Member	4205 Griffith Place
Smyrna, Tennessee 37167

By:

Name:
E-Mail Address
Title:

By:	SALVUM CORPORATION,
49% Member

By:

Name:

Title:

Attachment 1

Plan of Business of CMGB

To be delivered separately.

Attachment 2

Form of Statement of Rights

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

CarbonMeta Green Building Materials, LLC

a Wyoming limited liability company

STATEMENT OF RIGHTS

This certifies that _____________________________________ is the owner of the irrevocable right to be issued, immediately, and without any action by the holder of this Statement of Rights, upon the conversion of CarbonMeta Green Building Materials, LLC, a Wyoming limited liability company (the “Company”), to a corporation, ____________ fully paid and non-assessable shares of the common stock, $.001 par value of the Company, transferrable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

Witness the facsimile signatures of the its duly authorized representative of the Company.

Dated:	June 12, 2023.

CARBONMETA GREEN BUILDING MATERIALS, LLC

By:
Its duly authorized representative